Exhibit 99.2

 Thermo Fisher to Acquire Patheon  May 15, 2017

 FORWARD LOOKING STATEMENTS AND INFORMATION  This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent and pending acquisitions, including the proposed transaction, may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the transaction, Patheon’s business may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed transaction; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the U.S. Securities and Exchange Commission ("SEC") and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in Patheon’s Annual Report on Form 10-K for the year ended October 31, 2016 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, each of which is on file with the SEC and available in the “Investor Relations” section of Patheon’s website, ir.patheon.com, under the heading “SEC Filings,” and in other documents Patheon files with the SEC. While Thermo Fisher or Patheon may elect to update forward-looking statements at some point in the future, Thermo Fisher and Patheon specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Patheon’s views as of any date subsequent to today.Additional Information and Where to Find ItThe tender offer referenced herein has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Patheon or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher and its acquisition subsidiary will file with the SEC. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Thermo Fisher and/or its acquisition subsidiary and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Patheon with respect to the tender offer. The offer to purchase all of the outstanding ordinary shares of Patheon will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. Patheon will also file a proxy statement with the SEC in connection with the extraordinary general meeting of shareholders of Patheon at which the Patheon shareholders will vote on certain proposed resolutions in connection with the transaction (the “EGM Proposals”). THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF PATHEON ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. The tender offer materials (including the offer to purchase and the related letter of transmittal and certain other tender offer documents), the solicitation/recommendation statement and the proxy statement (when they become available) and other documents filed with the SEC by Thermo Fisher or Patheon, may be obtained free of charge at the SEC’s website at www.sec.gov or at Patheon’s website at www.patheon.com or by contacting Patheon’s investor relations department at 919-226-3165 or at Thermo Fisher’s website at www.thermofisher.com or by contacting Thermo Fisher’s investor relations department at 781-622-1111. In addition, investors and shareholders of Patheon may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the tender offer statement on Schedule TO.Participants in the SolicitationPatheon, its directors and executive officers and other members of its management and employees, as well as Thermo Fisher and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Patheon’s shareholders in connection with the EGM Proposals. Information about Patheon’s directors and executive officers and their ownership of Patheon ordinary shares is set forth in the proxy statement for Patheon’s 2017 annual general meeting of shareholders, which was filed with the SEC on January 26, 2017. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2017 annual meeting of stockholders, which was filed with the SEC on April 4, 2017. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Patheon’s directors and executive officers in the transaction, which may be different than those of Patheon’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.

 Summary of the Transaction  Announced on May 15th that Thermo Fisher Scientific will acquire Patheon for $35 per share in cash or approximately $7.2 billionTransaction expected to be completed by the end of 2017 and subject to completion of the tender offer, required regulatory approvals and other customary closing conditionsPatheon is an excellent complement to Thermo Fisher’s industry-leading offering for biopharma customers:Enhances unique customer value propositionProvides entry into $40 billion CMDO market Creates significant value for shareholdersFurther accelerates growth

 $18 billion in revenues>$800 million spent on R&D>55,000 employees5 premier brands Marc Casper, President & CEO  Thermo Fisher Scientific is the World Leader in Serving Science

   We enable our customers to make the world healthier, cleaner and safer.    Thermo Fisher’s Mission

 Thermo Fisher Scientific Organization  Laboratory Products and Services  Research and Safety Market  Laboratory Products  Laboratory Chemicals Products  Life Sciences Solutions   Genetic Sciences  Bioproduction  Biosciences  Clinical Next-Generation Sequencing  Specialty Diagnostics   Immunodiagnostics  Healthcare Market  Microbiology  Anatomical Pathology  Clinical Diagnostics  Transplant Diagnostics  Analytical Instruments   Chemical Analysis  Chromatography and Mass Spectrometry  Materials and Structural Analysis  Biopharma Services  Unity Lab Services

 Why Thermo Fisher is Acquiring Patheon  We are a global leader in the CDMO industry with:2016 revenues of $1.9 billion and strong growth prospects9,000+ talented and dedicated professionalsDeep scientific and technical expertise We have created the only single source end-to-end service provider in the high growth, $40 billion CDMO marketWe share Thermo Fisher’s strong commitment to delivering innovative solutions that help our customers deliver the highest quality medicines to patients.We are a critical lifeline for patients: Manufacture or develop more than 700 products, distributed in more than 70 countriesProducts that are making a difference in lives of patients with cancer, neurologic diseases and other life-threatening conditions

 Important Reminders    The business will continue to operate as usual until closing Please stay focused on your projects and priorities and delivering on our commitments to our customersWe know you have questions:Please refer to the FAQs providedWe will keep you informed and be as transparent as possiblePlease reach out to your managerSite leadership teams to be available and EC members will be visiting sites in days ahead

 Questions